Exhibit 99.1

Right Answers, Right Here.

TANNER
Accountants & Advisors

AMBIA ENERGY, LLC

Together with Independent Auditors' Report

To the Members of

Ambia Energy, LLC

Opinion

We have audited the accompanying financial statements of Ambia Energy, LLC (the Company), which comprise the balance sheet as of December 31, 2024, and the related statement of operations and member’s deficit , and cash flows for the year then ended, and the related notes to financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with US GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

3300 N. Triumph Blvd., Suite 410, Lehi, UT 84043

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Tanner LLC

December 22, 2025

3300 N. Triumph Blvd., Suite 410, Lehi, UT 84043

Balance Sheet

As of December 31,
2024
Assets
Current assets:
Cash	$1,043,269
Accounts receivable, net of allowance for credit losses of $123,000	1,010,295
Contract assets - unbilled revenues	4,601,890
Other receivables	366,027
Sales commissions receivable	423,719
Deferred commissions	3,511,328
Deferred costs	6,137,615
Prepaid expenses and other current assets	531,238
Total current assets	17,625,381
Property and equipment, net	385,192
Operating lease right-of-use assets	740,654
Finance lease right-of-use assets	1,971,170
Deposits	116,819
Total assets	$20,839,216
Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$2,168,566
Accrued expenses	2,799,860
Accrued commissions	180,114
Related-party accounts payable	509,649
Deferred revenue	10,585,293
Current portion of operating lease liabilities	401,456
Current portion of finance lease liabilities	315,541
Total current liabilities	16,960,479
Operating lease liabilities, net of current portion	367,346
Finance lease liabilities, net of current portion	1,228,546
Related-party lines of credit	2,175,000
Related-party notes payable	7,140,109
Total liabilities	27,871,480
Commitments and contingencies
Member’s deficit	(7,032,264)
Total liabilities and member’s deficit	$20,839,216

See accompanying notes to financial statements

Statement of Operations and Member’s Deficit

For the Year Ended
2024
Revenues	$54,273,721
Cost of revenues	31,932,462
Gross profit	22,341,259
Operating expenses:
General and administrative	11,156,319
Commissions	14,399,701
Rent	1,198,814
Depreciation and amortization	401,665
Total operating expenses	27,156,499
Operating loss	(4,815,240)
Other expense:
Interest expense	(1,233,685)
Other expense	(204,126)
Total other expense	(1,437,811)
Net loss	$(6,253,051)
Member’s deficit, beginning of the year	$(5,112,377)
Member’s contribution	4,333,164
Net loss	(6,253,051)
Member’s deficit, end of the year	$(7,032,264)

See accompanying notes to financial statements

Statement of Cash Flows

For the Year Ended December 31,
2024
Cash flows from operating activities:
Net loss	$(6,253,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of operating right-of-use assets	759,705
Depreciation and amortization	401,665
Changes in operating assets and liabilities
Accounts receivable	(854,494)
Contract assets - unbilled revenues	(685,328)
Other receivables	(70,215)
Sales commissions receivable	143,272
Inventories	74,447
Deferred costs and commissions	(701,857)
Prepaid expenses and other assets	(323,190)
Deposits	(14,304)
Accounts payable	696,549
Accrued expenses	2,009,806
Accrued commissions	180,114
Related-party accounts payable	89,561
Deferred revenue	(1,076,155)
Operating lease liabilities	(698,091)
Net cash used in operating activities	(6,321,566)
Cash flows from investing activities:
Purchase of property and equipment	(335,303)
Cash flows from financing activities:
Proceeds from related-party notes payable and revolving lines of credit	8,925,000
Payments on related-party notes payable and revolving lines of credit	(3,305,747)
Payments on finance lease liabilities	(530,918)
Proceeds from members’ contribution	1,883,164
Net cash provided by financing activities	6,971,499
Net change in cash	314,630
Cash at beginning of year	728,639
Cash at end of year	$1,043,269
Supplemental disclosure of cash flow information:
Cash paid for interest	$235,503
Supplemental disclosure of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$61,313
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	1,477,040
Conversion of related-party notes payable to members’ equity	2,450,000

See accompanying notes to financial statements

Notes to Financial Statements

1.	Nature of Operations

Organization

Ambia Energy, LLC was organized on March 24, 2021 as a Utah limited liability company. The Company is a residential solar energy system installer and operates in various markets throughout the United States. The Company is a wholly owned subsidiary of Ambia Holdings, Inc.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, exceeds federally insured limits. To date, the Company has not experienced a loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be impacted by adverse conditions in the financial markets.

In the normal course of business, the Company provides credit terms to its customers and generally requires no collateral. Customers that comprise more than 10% of the Company’s accounts receivable or annual net sales are considered to be major customers. No residential customer accounted for more than 10% of sales or accounts receivable as of and for the year ended December 31, 2024.

The Company’s residential customers generally pay for the transaction with financing. Significant lenders were as follows for the year ended December 31:

2024
Lender A	64%
Lender B	26%
Lender C	10%

*	Lender funded less than 10% of sales for the year.

Additionally, the following lenders owed a significant portion of the Company’s account receivable balance as of December 31:

2024
Lender A	46%
Lender B	31%
Lender D	10%

*	Lender accounted for less than 10% of the accounts receivable balance.

Major vendors are defined as those vendors to which expenditures made by the Company are 10% or more of the Company’s total purchases. The following was a major vendor for the year ended December 31:

2024
Vendor A	58%

Lease Commitments

The Company leases certain office and warehouse space, and vehicles. The Company assesses whether an arrangement qualifies as a lease (i.e., conveys the right to control the use of an identified asset for a period of time in exchange for consideration) at inception and whether the arrangement is an operating or finance lease, and only reassesses its determination if the terms and conditions of the arrangement are changed. For all arrangements where it is determined that a lease exists, the related right-of-use assets and lease liabilities are recorded within the balance sheet as either operating or finance leases. At inception or modification, the Company calculates the present value of lease payments using the implicit rate determined from the contract or the Company’s incremental borrowing rate applicable to the lease, which is determined by estimating what it would cost the Company to borrow a collateralized amount equal to the total lease payments over the lease term based on the contractual terms of the lease and the location of the leased asset. The present value is adjusted for prepaid lease payments, lease incentives, and initial direct costs (e.g. commissions). The Company’s leases may require fixed rental payments, variable lease payments based on usage or sales and fixed non-lease costs relating to the leased asset.

Variable lease payments are generally not included in the measurement of the right-of-use assets and lease liabilities. Leases with an initial term of 12 months or less are not recorded on the balance sheet. Lease expense is recognized for these leases on a straight-line basis over the lease term. Fixed non-lease costs, for example common-area maintenance costs, taxes, insurance, and maintenance, are excluded from the measurement of the right-of-use asset and lease liability as the Company separates lease and non-lease components.

Some leases include one or more options to renew, with renewal terms that can extend the lease term for up to three years. The exercise of lease renewal options is at the Company’s sole discretion. The depreciable life of the assets and leasehold improvements are limited by the expected term unless there is a transfer of title or purchase option reasonably certain of exercise.

Accounts Receivable, Contract Assets, and Allowance for Credit Losses

The Company records its accounts receivable and contract assets at sales value. The Company’s contract assets consist of revenues recognized by the Company, but for which the Company has not yet been able to contractually invoice for final payment. The Company has tracked historical loss information for its accounts receivable and contract assets and compiled historical credit loss percentages for customers who share similar risk characteristics considering current trends and forecasts. Management believes that the historical loss information it has compiled is a reasonable basis on which to determine expected credit losses for accounts receivable and contract assets held as of year end because the composition of the accounts receivable and contract assets at that date is consistent with that used in developing the historical credit-loss percentages (i.e. the similar risk characteristics of its customers and its lending practices have not changed significantly over time). Final payment of the Company’s accounts receivable is considered past due when payment has not been received within 30 days of the invoice date. Account balances are charged off against the allowance for credit losses when the probability for recovery is remote. Recoveries of receivables previously charged off are recorded when cash payment is received. As of December 31, 2024, the allowance for credit losses was $123,000.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated economic useful lives of the assets or over the related lease terms (if shorter) as follows:

Tools and gear	3 years
Computer equipment	3 years
Furniture	5 years
Vehicles	3 years
Leasehold improvements	1-3 years

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Upon sale or retirement of depreciable property, the costs and accumulated depreciation and amortization are removed from the related accounts and any gain or loss is reflected in the statement of operations and member’s deficit.

Impairment of Long-Lived Tangible Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired. When such factors and circumstances exist, the Company compares the estimated undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amounts over the fair values of those assets and is recorded in the period in which the determination is made. As of December 31, 2024, management determined that the Company’s tangible assets were not impaired.

Income Taxes

The Company is organized as a limited liability company and is generally not subject to income taxed pertaining to operations; rather, the members of the limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for income taxes has been included in the accompanying financial statements. The Company makes distributions to it member to pay income tax liabilities.

Generally accepted accounting principles require tax effects from an uncertain tax position to be recognized in the financial statements only if the position is more likely than not to be sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the more-likely-than-not threshold, the largest amount of tax benefit that is greater than 50% likely to be recognized upon ultimate settlement with the taxing authority is recorded. As of December 31, 2024, the Company had no uncertain tax positions that qualified for either recognition or disclosure in the financial statements. The Company is subject to routine audits by tax jurisdictions; however, there are currently no audits in progress.

Revenue Recognition and Deferred Revenue

The Company primarily generates its revenues from selling and installing solar energy systems. Revenues are recognized when control of installed solar systems are transferred to customers in an amount that reflects the consideration expected to be received by the Company in exchange for the installed solar system. The Company determines revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer

●	Identification of the performance obligations in the contract

●	Determination of the transaction price

●	Allocation of the transaction price to the performance obligations in the contract

●	Recognition of revenue when, or as, each performance obligation is satisfied

A performance obligation is a promise in a contract to transfer a distinct service or product to the client, and it is the unit of account in the guidance for revenue recognition. The Company’s contracts have a single performance obligation, which is to either a) install a solar energy system or b) orchestrate the sale of a solar energy system which will be installed by a third party. The promise to transfer the services is not separately identifiable from other promises in those contracts, and therefore, those other promises are not distinct performance obligations.

Installation Services

The Company’s principal performance obligation is to install a solar energy system. The Company recognizes revenue upon receiving notice of the completion of the final inspection of the respective solar energy system.

Revenue is recognized at the total contract price that the end residential customer has agreed to pay before any cost of financing incurred by customer. The Company arranges financing for the customer with third-party financing companies. These third-party financing companies often withhold amounts to pay for solar panels and other materials for added security. The Company is the primary obligor in the transaction as it controls the price charged to end residential customers, bears the responsibility to install solar panels that meet regulatory requirements, and bears collection risk unless the customer is approved to finance the transaction with a third-party financing company.

Sales Dealer Services

The Company’s principal performance obligation is to complete the sale of solar energy systems for third parties who then perform the installation. The Company recognizes revenue upon the closing of each sale in the amount of the fee they earn for closing the sale, as that is when the performance obligation is satisfied.

The following table presents the Company’s revenue disaggregated by revenue source (recognized at a point in time) for the year ended December 31:

2024
Installation services revenue	$54,164,441
Sales dealer revenue	109,280
$54,273,721

Contract Balances

The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled revenue (contract assets), and deferred revenue (contract liabilities) on the balance sheet. Amounts are billed as specific milestones are met, which may or may not align with when revenue is recognized. Specific billing milestones include: 1) 10% - 20% of the contract value is billed to the third-party lender upon contract signing; 2) an additional 70% of the contract value is billed to the third-party lender upon the solar system being installed; and 3) the final 10% - 20% of the contract value is billed to the third-party lender upon system receiving its permission to operate from the local jurisdiction. All revenue from solar system installations is recognized upon the system passing inspection by the local jurisdiction, which generally does not coincide with receiving a permission to operate and as a result the third payment for the final 10% - 20% from the lender is recorded as a contract asset – unbilled revenue until the permission to operate is received from the local jurisdiction.

The beginning and ending contract balances were as follows:

	December 31, 2024	January 1, 2024
Accounts receivable	$1,010,295	$155,801
Unbilled receivables	4,601,890	3,916,562
Deferred revenue	10,585,293	11,661,448

Limited Warranty

The Company provides a limited warranty of workmanship on its installation products for a period of ten years beginning on the date of installation completion. This warranty is limited to defects in materials and workmanship caused during installation, and to roof penetrations caused in the installation that they will be watertight. The Company bases its estimates on historical estimates and known conditions at the time. To date, warranty claims have been nominal. Accordingly, there was no warranty accrual recorded as of December 31, 2024.

Deferred Commissions

Costs Incurred to Acquire Customer Contracts

The Company recognizes an asset for incremental costs of obtaining a contract with the customer if management expects to recover these costs. Incremental costs are those that would not have been incurred if the contract did not exist. Examples of incremental costs often capitalized are sales commissions whereas examples of costs that would not be included are internal employee salaries, standard benefits, travel costs, and other / general legal costs. Sales commissions and related payroll taxes are the only incremental contract costs the Company incurs, which are paid out when installation is complete. As installations of customer solar systems are generally installed within 3 months resulting in the commissions being earned at that point-in-time, the Company applies the practical expedient under ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers and expenses all incremental costs to acquire customers contracts upon installation of the solar system.

Deferred Contract Fulfillment Costs

Prior to the installation and final inspection of a customer solar system, the Company incurs costs for design, equipment, permits, and other similar costs. These contract fulfillment costs are contract specific, enhance the asset (solar system) that will eventually be transferred to the customer, and are expected to be recovered as part of the transaction price associated with the contract. As a result, the Company capitalizes these costs as they are incurred, and expenses them once the solar system passes final inspection. The Company had $6,137,615 in deferred contract fulfillment costs classified as deferred costs in the accompanying balance sheet as of December 31, 2024.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2024 totaled approximately $291,000.

Sales Tax

The Company collects sales and other taxes from certain customers and remits those taxes to governmental agencies. The Company reports the collection of these taxes on a net basis and such taxes are excluded from revenues.

Subsequent Events

Management has evaluated events and transactions for potential recognition or disclosure through December 22, 2025, which is the date the financial statements were available to be issued.

3.	Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its operating expense obligations.

As of December 31, 2024, the Company had a working capital surplus of approximately $665,000 and stockholders’ deficit of approximately $7,032,000. For the year ended December 31, 2024, the Company had a net loss of approximately $6,253,000 and used cash in operating activities of approximately $6,322,000.

On November 11, 2025, the Company entered a non-binding letter of intent with SunPower, Inc. to be acquired for $37,500,000. The transaction closed on November 21, 2025.

Management of the Company has evaluated these conditions and believes the Company’s working capital and sales from operations will allow the Company to fund operations and pay current liabilities. Additionally, the Company raised additional funds in 2025 (See Note 13) that will assist the Company with liquidity needs, and finally, management believes the pending acquisition of the Company as previously mentioned will provide sufficient liquidity for the Company’s needs. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Although there can be no assurances, management believes that the capital raised and pending acquisition of the Company, combined with continued operational improvements as needed will provide the Company with the resources necessary to meet its liquidity needs for 12 months from the date the financial statements were available to be issued.

4.	Property and Equipment

Property and equipment consisted of the following as of December 31:

2024
Tools and gear	$296,085
Leasehold improvements	76,701
Vehicles	52,552
Computer equipment	54,392
Furniture	30,946
510,676
Less accumulated depreciation and amortization	(125,484)
$385,192

Depreciation and amortization expense on property and equipment was calculated on a straight-line basis and for the year ended December 31, 2024 was $101,680. Amortization of right-of-use assets held under finance leases was $299,985 for the year ended December 31, 2024; and is included in depreciation and amortization expense in the statement of operations and member’s deficit.

5.	Related-Party Notes Payable

The Company has entered into notes payable agreements with various related parties. Interest rates on these notes payable range from 8% to 13%. Some notes require quarterly interest payments, while others do not require interest to be paid until the maturity date. For all related-party notes payable, the principal amounts are not due until the maturity date which ranges from December 2026 to April 2033.

As of December 31, 2024, the future maturities of related-party notes payable are as follows:

For the year ending December 31:
2025	$-
2026	3,100,000
2027	-
2028	-
2029	-
Thereafter	4,040,109
$7,140,109

6.	Related-Party Lines of Credit

The Company has entered into verbal line of credit agreements with related parties. These lines of credit have maximum balances of $250,000 to $1,400,000 and bear interest on their outstanding individual balances at an interest rate of 13%. Principal and interest are not due until the maturity date which range from May to July 2027.

As of December 31, 2024, the future maturities of related-party lines of credit are as follows:

For the year ending December 31:
2025	$-
2026	-
2027	2,175,000
$2,175,000

7.	Member’s Deficit

The Company is wholly owned by Ambia Holdings, Inc. and a 100% of the membership interests outstanding are held by Ambia Holdings, Inc.

8.	Commitments and Contingencies

Litigation

The Company is involved in legal proceedings from time to time arising in the normal course of business.  Management, after consultation with legal counsel, believes that the outcome of these proceedings will not have a material impact on the Company’s financial position, results of operations, or liquidity.

Commitment to Former Employee

On November 7, 2024, the Company entered into a separation and release of claims agreement with an employee wherein the employee was paid a severance payment of approximately $42,000 in exchange for the employee’s release of claims and agreement to restrictive covenants. Contemporaneously with this agreement, the Company entered a loan agreement with this employee and committed to lend to this former employee up to $600,000 with draws occurring at a pre-defined rate during 2025 and 2026. Interest on the draw amounts earn 3% of the outstanding balance. Each draw will be fully forgiven 5 months after the disbursement if the former employee abides by the restrictive covenants, which are primarily non-compete and non-solicitation agreements. This former employee holds a less than 1% interest in the Company.

During 2024 no amounts were forgiven. As of December 31, 2024, the outstanding balance under this loan agreement was $400,000, and is included within accrued liabilities on the balance sheet. If not forgiven, the entire balance under this agreement is due on January 15, 2028.

9.	Leases

Finance lease assets are recorded net of accumulated amortization of $313,445 as of December 31, 2024.

The components of lease expense were as follows for the year ended December 31:

Lease Cost	Classification	2024
Operating	Rent	$759,705
Finance:
Asset amortization	Depreciation and amortization	299,985
Interest on liability	Net interest expense	44,223
Net lease cost		$1,103,913

The weighted average remaining lease terms and interest rates were as follows as of December 31, 2024:

Lease Term and Discount Rate	2024
Weighted average remaining lease term (years)
Operating leases	2.26
Finance leases	4.36
Weighted average discount rate
Operating leases	4.07%
Finance leaess	4.31%

The following table reconciles the undiscounted future cash flows for the next five years to the operating and finance lease liabilities recorded within the balance sheet as of December 31, 2024:

For the year ending December 31:	Operating	Finance
2025	$424,140	$375,721
2026	215,620	374,183
2027	93,048	374,183
2028	70,521	353,318
2029	-	231,674
Total lease payments	803,329	1,709,079
Less: interest	(34,527)	(164,992)
Present value of lease liabilities	$768,802	$1,544,087

10.	Related Party Transactions Not Disclosed Elsewhere

Sales Commissions Receivables

Sales commissions receivables consist of commissions receivable due from employees and contractors owed to the Company as of December 31, 2024 in the amount of approximately $424,000.

Related-Party Accounts Payable

A related-party entity will on occasion pay for bills on the Company’s behalf, and other amounts due to this entity arise over the normal course of business operations. As of December 31, 2024, the Company owed approximately $510,000 to this entity.

Related-Party Accrued Interest

As of December 31, 2024, accrued interest to related parties of approximately $1,091,000 is included in accrued expenses in the balance sheet.

Operating Lease

The Company leased certain office space from a related-party entity. This lease terminated on December 31, 2024. Amortization expense for the year ended December 31, 2024 was approximately $279,000, and is included in rent expense in the accompanying statement of operations and member’s deficit. The present value of the lease payments for this related-party lease was computed using a discount rate of 4.33%.

11.	Benefit Plan

The Company sponsors a defined contribution 401(k) retirement plan (the Retirement Plan). Employees are eligible to participate on the first day of the month coinciding with or next following the date they have completed six months of service and have attained 18 years of age. Employees may elect to contribute to the Retirement Plan subject to the limitations of the Internal Revenue Code (IRC). The Company makes a matching contribution to each participant’s account equal to 100% of the first 3%, and 50% of the next 2% of each participant’s contribution. Participants are 100% vested in all contributions immediately. For the year ending December 31, 2024, the Company made $217,639 in matching contributions to the plan.

12.	Subsequent Events

During the first quarter of 2025, existing related-party lenders loaned the Company a combined $500,000 in additional funds to increase maximum line of credit balances that were in place as of December 31, 2024.

In March 2025, the Company signed a lease agreement extending the lease for its main office through May 31, 2030. Total lease payments to be made during the 5 year extension are $3,533,133.

In April of 2025, the Company entered into a sale and purchase of future receivables agreement with a lender. This third-party lender lent the Company $1,000,000 and in return the Company agreed to pay the lender 8% of all cash collections from customers until a total of $1,320,000 has been paid. This agreement was paid in full in August 2025.

On November 11, 2025, the Company entered a non-binding letter of intent with SunPower, Inc. to be acquired for $37,500,000. The transaction closed on November 21, 2025.